UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 28, 2015

ARROW FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-12507	22-2448962
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Glen Street Glens Falls, NY	12801
(Address of principal executive offices)	(Zip Code)

(518) 745-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act.
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

New Employment Agreements for CEO Murphy and CFO Goodemote.  At a meeting held on January 28, 2015 (the “January Meeting”), the Compensation Committee of the Board of Directors (the “Committee”) of Arrow Financial Corporation (the “Company”) approved new three-year employment agreements between the Company and each of (i) Thomas J. Murphy, President and Chief Executive Officer of the Company and also the President and Chief Executive Officer of the Company’s lead subsidiary bank, Glens Falls National Bank and Trust Company (“GFNB”), and (ii) Terry R. Goodemote, Executive Vice President, Treasurer and Chief Financial Officer of the Company and Senior Executive Vice President, Treasurer and Chief Financial Officer of GFNB.   The new agreements, which will become effective on February 1, 2015, replace existing three-year employment agreements entered into by the Company with Mr. Murphy and Mr. Goodemote in January 2014.
Under the new agreement, Mr. Murphy’s annual base salary will be $320,000, an increase of $14,000 from his current annual base salary, and Mr. Goodemote’s annual base salary will remain at $235,000. Thereafter, each of their respective annual base salaries may be increased but may not be decreased during the term of their agreements. Under the new agreements, the executive, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other compensation and benefit plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the supplemental executive retirement plan.
Each agreement provides that if, during the life of the agreement, the Company and/or GFNB terminates the employment of the executive, without cause (as defined), or the executive terminates his own employment with the Company and/or GFNB, for good reason (as defined), he will receive a lump-sum payment equal to (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
Also under each agreement, if during the agreement, there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or GFNB terminates the employment of the executive, without cause, or (b) the executive terminates his own employment with the Company and/or GFNB, for good reason, the executive will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately three times his average annual taxable compensation for the five years preceding the change of control, subject to downward adjustment to reflect the value of any other “change of control” payment or benefits he might receive following such change of control. Additionally, the executive shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. However, under no circumstances will the executive receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
Each agreement also contains non-competition provisions that are triggered upon termination of the executive’s employment with the Company and/or GFNB.
Each employment agreement provides that on or before February 1 of each of 2016, 2017 and 2018, the Board of Directors of the Company (the “Company Board”) and the Board of Directors of GFNB will consider and vote upon a proposal to replace the executive’s existing agreement with a new three-year employment agreement containing provisions at least as favorable to the executive as his current agreement on the date of such consideration.

New Employment Agreement for SVP DeMarco.  At the January Meeting, the Committee also approved a new two-year employment agreement for David S. DeMarco, a Company Senior Vice President. Mr. De Marco also serves as President and Chief Executive Officer of Saratoga National Bank and Trust Company, the Company’s other banking subsidiary (“Saratoga National”). The new agreement, which will become effective on February 1, 2015, replaced an existing two-year employment agreement previously entered into by the Company and Mr. DeMarco in January 2014.
Under the new agreement, Mr. DeMarco will receive an annual base salary of $242,000, an increase of $17,000 from his current annual base salary. Thereafter, Mr. DeMarco’s annual base salary may be increased but may not be decreased during the term of the agreement. Under the agreement, Mr. DeMarco, in addition to receiving the benefits available to salaried employees generally (e.g., medical, dental and life insurance coverage, participation in the qualified retirement plan), is also eligible to participate in certain other benefit and compensation plans available to key employees, including the annual incentive (bonus) plan, the long-term equity incentive plan, and the supplemental executive retirement plan.
Mr. DeMarco’s agreement provides that if, during the life of the agreement, the Company or Saratoga National terminates his employment without cause (as defined), or Mr. DeMarco terminates his own employment with the Company or Saratoga National for good reason (as defined), he will receive a lump-sum payment equal (a) the amount of base salary payable to him during the remaining term of his agreement, or (b) one year's base salary, whichever is greater.
The agreement also provides that if, during the agreement, there is a change of control (as defined) of the Company and, within 12 months after such change of control, (a) the Company and/or Saratoga National terminates Mr. DeMarco’s employment for any reason, without cause, or (b) Mr. DeMarco terminates his own employment with the Company and/or Saratoga National for good reason, Mr. DeMarco will be entitled to receive an amount payable in installments (or in a lump-sum, in the event of unforeseeable emergency) equal to approximately two times his average annual taxable compensation for the five years preceding the change of control, subject to downward adjustment to reflect the value of any other “change of control” payment or benefits he might receive following such change of control. Additionally, Mr. DeMarco shall receive for a period of two years following the change of control, medical, dental and life insurance coverage that is generally equivalent to the coverage then held, subject to employee cost sharing. However, under no circumstances will Mr. DeMarco receive any payment under this change of control provision if such payment would constitute an “excess parachute payment” under the tax laws.
Mr. DeMarco’s agreement, like those of Messrs. Murphy and Goodemote, also contains a non-competition provision that is triggered upon termination of Mr. DeMarco’s employment with the Company and/or Saratoga National.
The agreement also provides that on or before February 1 of each of 2016 and 2017, the Company Board and the Board of Directors of Saratoga National will consider and vote upon a proposal to replace the existing agreement with a new two-year employment agreement containing provisions at least as favorable to Mr. DeMarco as his current agreement on the date of such consideration.

Item 9.01 - Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description
10.1	Employment Agreement between the Company and Thomas J. Murphy effective February 1, 2015
10.2	Employment Agreement between the Company and Terry R. Goodemote effective February 1, 2015
10.3	Employment Agreement between the Company and David S. DeMarco effective February 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW FINANCIAL CORPORATION

Dated: February 2, 2015    By:     /S/ Terry R. Goodemote
Terry R. Goodemote, Executive Vice President and Chief
Financial Officer